NEWS
Keith Siegner
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports Third-Quarter GAAP Operating Profit Growth of 8%;
Delivers Core Operating Profit Growth of 11%;
Raises Full-Year Core Operating Profit Growth Guidance to At Least 15%

Louisville, KY (October 5, 2016) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 3, 2016, including GAAP EPS of $1.56 and EPS excluding Special Items of $1.09.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of non-GAAP measurements to GAAP results within this release for further details.

THIRD-QUARTER HIGHLIGHTS

●	KFC Division same-store sales increased 4%, with U.S. same-store sales growing 6%; system sales increased 7%.
●	Taco Bell Division same-store sales increased 3% and system sales increased 5%, while achieving a 21.7% restaurant margin.
●	Worldwide core operating profit grew 11%, with the brand divisions excluding China delivering 11% core operating profit growth in aggregate, ahead of expectations.
●	China core operating profit grew 14%.
●	Opened 475 new restaurants worldwide; 78% of international development occurred in emerging markets.
●	On track to finalize China separation with Yum China Holdings, Inc. expected to begin trading on November 1, 2016 on the NYSE under the ticker symbol "YUMC."
●	Foreign currency translation negatively impacted operating profit by $34 million.

	% Change
	System Sales	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
China Division	+3	(1)	+7	+7	+14
KFC Division	+7	+4	+3	+11	+19
Pizza Hut Division	Even	(1)	+1	(6)	(5)
Taco Bell Division	+5	+3	+3	+9	+9
Worldwide	+4	+1	+3	+8	+11

	Third Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change
EPS Excluding Special Items	$1.09	$1.00	9%	$2.79	$2.50	12%
Special Items Gain/(Loss)[1]	$0.47	$(0.05)	NM	$0.49	$(0.21)	NM
EPS	$1.56	$0.95	64%	$3.28	$2.29	43%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of Special Items. Special Items in 2016 are primarily related to a U.S. tax benefit related to previously recognized Little Sheep impairment losses, gains associated with Pizza Hut and Taco Bell U.S. refranchising and costs associated with the planned separation of our China business, U.S. voluntary retirement packages and the agreement reached in 2015 with KFC U.S. franchisees. Special Items in 2015 are primarily related to a non-cash charge associated with refranchising our Mexico business and costs associated with the agreement reached in 2015 with KFC U.S. franchisees, partially offset by U.S. refranchising gains.

Note: All comparisons are versus the same period a year ago. Effective January 2016, the Company’s India business integrated its three restaurant brands into our global KFC, Pizza Hut and Taco Bell Divisions. Prior year figures have been restated to present comparable results.

Full-year GAAP operating profit growth guidance is not provided due to our inability to forecast when gains and losses related to refranchising transactions classified as Special Items will occur, as the timing of these transactions is often outside our control, and the resulting gains and losses are dependent upon future market conditions. 2016 core operating profit growth guidance assumes the China business remains part of the Company through the end of 2016.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • Website www.yum.com/investors

GREG CREED COMMENTS
Greg Creed, CEO, said “Yum! Brands delivered third-quarter core operating profit growth of 11% and EPS growth, excluding Special Items, of 9%. For the full year, we are raising our core operating profit growth guidance from at least 14% to at least 15%.

In the third quarter, I was pleased with both KFC’s and Taco Bell’s performance, each of which returned to a focus on core menu items, but in ways that were distinctive, disruptive and relevant. Both brands had accelerating same-store sales growth, despite sluggish QSR industry trends, especially in the U.S. Excluding China, our brand divisions in aggregate delivered core operating profit growth of 11%, which was ahead of our expectations. System sales for the brand divisions excluding China grew 5% in constant currency, driven by KFC where system sales grew 7% with international emerging markets up an impressive 12%. We are excited about the momentum we are seeing in our base business as we embark on the next chapter of growth at our company.

Sales were off to a good start in the first six weeks of the quarter in the China Division. However, anticipated tougher laps in the second half of the third quarter were compounded by an international court ruling on claims regarding the South China Sea, which triggered a series of regional protests and negative sentiment against a few international companies with well-known Western brands. If not for this event, we believe the China Division would have delivered its fifth consecutive quarter of positive same-store sales growth. The good news is the incident was short-lived and the sales impact continued to dissipate through August and September. Despite the protests, Pizza Hut Casual Dining continued its trend of quarterly sequential improvement.

2016 marks the beginning of a massive transformation for Yum! Brands. Step one is the formal separation of our China business, which will become one of China’s largest publicly-traded retail companies with meaningful growth opportunities supported by U.S. governance. New Yum! Brands will become a unique and focused world-class franchisor with consistent, stable cash flow generation and an efficient cost structure that encourages growth. We look forward to sharing the details of our strategic plans for both companies at our New York investor conference on Tuesday, October 11."

New Global Yum! Core Operating Profit Growth
After the spin-off of our China business, we will reclassify China Division’s historical results and related tax expense, including the first ten months of 2016, to Discontinued Operations within our Income Statement. The China Division's results presented in Discontinued Operations will include an incremental license fee expense similar to what will be paid by China to Yum! going forward. Likewise, Yum!'s historical results for our KFC and Pizza Hut Divisions, including the first ten months of 2016, will include incremental license fee income from our China business such that recast total net income, including Discontinued Operations, is the same as previously reported results. While we expect to spin-off our China business on October 31, 2016, our operating profit growth targets assume China will remain part of Yum! through the end of 2016.

CHINA DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
System Sales Growth			(3)	+3			Even	+5
Same-Store Sales Growth (%)	(1)	+2	NM	NM	+1	(6)	NM	NM
Franchise & License Fees ($MM)	35	34	+2	+9	90	83	+8	+14
Restaurant Margin (%)	22.2	19.6	2.6	2.6	20.1	17.7	2.4	2.4
Operating Profit ($MM)	348	327	+7	+14	751	661	+14	+20
Operating Margin (%)	18.5	16.6	1.9	2.0	15.7	13.6	2.1	2.2

●	China Division system sales increased 3%, excluding foreign currency translation.
○	Same-store sales decreased 1%, with declines of 1% at KFC and 4% at Pizza Hut Casual Dining.
●	China Division opened 133 new units during the quarter.

China Units	Q3 2016	% Change[2]
Restaurants[1]	7,330	+7
KFC	5,087	+4
Pizza Hut
Casual Dining	1,643	+16
Home Service	350	+23
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●	Operating profit increased as a result of recent value-added tax reform in China and new-unit development, partially offset by higher labor costs, increased G&A and sales deleverage.
●	Foreign currency translation negatively impacted operating profit by $23 million.
●	Consistent with prior years, China Division's third quarter includes June, July and August results.

KFC DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	15,065	14,694	+3	N/A	15,065	14,694	+3	N/A
System Sales Growth			+3	+7			+1	+6
Same-Store Sales Growth (%)	+4	+3	NM	NM	+2	+3	NM	NM
Franchise & License Fees ($MM)	202	195	+4	+8	591	584	+1	+6
Restaurant Margin (%)	14.5	12.9	1.6	1.6	14.6	13.9	0.7	0.6
Operating Profit ($MM)	160	144	+11	+19	469	459	+2	+9
Operating Margin (%)	22.2	20.0	2.2	2.3	22.8	21.8	1.0	1.0

●	KFC Division system sales increased 7%, excluding foreign currency translation.

Third Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+12	+4	+4
Same-Store Sales Growth	+5	+1	+6

●	KFC Division opened 138 new international restaurants in 42 countries, including 96 units in emerging markets.
●	Operating margin increased 2.2 percentage points driven by same-store sales growth.
●	Foreign currency translation negatively impacted operating profit by $11 million, as approximately 90% of division profits are generated outside the U.S.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		Third Quarter (%)	Year-to-Date (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	7%	+7	+9
Africa	6%	+11	+9
Latin America (e.g. Mexico, Peru)	6%	+10	+7
Middle East / North Africa	6%	+5	+4
Russia	5%	+35	+33
Thailand	3%	+12	+8
Continental Europe (e.g. Poland)	3%	+16	+17
India	1%	+13	+4

Developed Markets
U.S.	24%	+4	+1
Australia	10%	+4	+4
Asia (e.g. Japan, Korea, Taiwan)	9%	(1)	+4
U.K.	9%	+5	+2
Continental Europe (e.g. France, Germany)	7%	+9	+9
Canada	3%	+4	+5
Latin America (e.g. Puerto Rico)	1%	+5	(1)
1 See website www.yum.com/investors for a list of the countries within each of the markets.
2 Reflects Full Year 2015.

PIZZA HUT DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	14,179	14,042	+1	N/A	14,179	14,042	+1	N/A
System Sales Growth			(2)	Even			Even	+2
Same-Store Sales Growth (%)	(1)	+1	NM	NM	+1	Even	NM	NM
Franchise & License Fees ($MM)	124	123	+1	+3	378	372	+2	+4
Restaurant Margin (%)	3.1	7.8	(4.7)	(4.8)	8.2	9.8	(1.6)	(1.9)
Operating Profit ($MM)	61	65	(6)	(5)	212	206	+3	+4
Operating Margin (%)	26.7	24.7	2.0	1.8	28.6	25.7	2.9	2.6

●	Pizza Hut Division system sales were even, excluding foreign currency translation.

	Third Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+4	+2	(3)
Same-Store Sales Growth	(1)	+1	(2)

●	Pizza Hut Division opened 105 new international restaurants in 40 countries, including 71 units in emerging markets.
●	Restaurant margin was 3.1%, a decrease of 4.7 percentage points, driven by refranchising and higher property and casualty insurance costs.
●	Foreign currency translation negatively impacted operating profit by less than $1 million.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Third Quarter (%)	Year-to-Date (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	7%	+5	+7
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+6	+4
Middle East / North Africa	5%	(3)	(1)
Continental Europe (e.g. Poland)	1%	+11	+11
India	1%	+6	(2)

Developed Markets
U.S.	55%	(3)	+1
Asia (e.g. Japan, Korea, Taiwan)	8%	(3)	(6)
U.K.	7%	+2	+4
Continental Europe (e.g. France, Germany)	5%	+8	+8
Canada	3%	+6	+9
Australia	2%	+3	(4)
Latin America (e.g. Puerto Rico)	1%	+5	Even
1 See website www.yum.com/investors for a list of the countries within each of the markets.
2 Reflects Full Year 2015.

TACO BELL DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	6,511	6,321	+3	N/A	6,511	6,321	+3	N/A
System Sales Growth			+5	+5			+4	+4
Same-Store Sales Growth (%)	+3	+4	NM	NM	+1	+5	NM	NM
Franchise & License Fees ($MM)	115	107	+8	+8	326	309	+6	+6
Restaurant Margin (%)	21.7	22.1	(0.4)	(0.4)	21.6	21.6	-	-
Operating Profit ($MM)	143	132	+9	+9	401	386	+4	+4
Operating Margin (%)	29.8	27.8	2.0	2.0	29.3	27.9	1.4	1.4

●	Taco Bell Division system sales increased 5%, excluding foreign currency translation.
●	Taco Bell Division opened 63 new restaurants.
●	Restaurant margin was 21.7%, a decrease of 0.4 percentage points, driven by higher labor costs, partially offset by same-store sales growth and lower commodity costs.
●	Operating margin increased 2.0 percentage points driven by same-store sales growth.

SPECIAL ITEMS / SHARE REPURCHASE / RECAPITALIZATION UPDATE

●
During the quarter, we recorded a tax benefit of $198 million in Special Items due to our ability to now realize tax benefits associated with previous impairment losses related to Little Sheep that were recognized as Special Items in 2013 and 2014.

●	During the quarter, we incurred a Special Items charge of $20 million for restructuring costs related to U.S. voluntary retirement packages.
●	During the quarter, we incurred a Special Items charge of $10 million for costs related to the planned separation of our China business.
●
During the quarter, we refranchised 94 units outside of China, more than half of which were Pizza Hut units, for proceeds of $61 million. We recorded refranchising gains of $21 million in Special Items.

●	To complete our recapitalization strategy, $4.6 billion of new debt was issued in the third quarter.
●
Year-to-date through October 4, 2016, we repurchased 54.5 million shares totaling $4.5 billion at an average price of $82. Since we announced our intention to separate the China business, we have repurchased approximately $5.3 billion in shares at an average price of $81, reducing our share count by approximately 15%. We expect to repurchase an additional $0.9 billion in shares before the end of 2016 to achieve our previously announced plan to return $6.2 billion of capital to shareholders (excluding dividends) in connection with the separation of our China business.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the Company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, October 6, 2016. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 69624826.

The call will be available for playback beginning at 12:30 p.m. Eastern Time Thursday, October 6, 2016 through midnight Wednesday, November 2, 2016. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 69624826.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q3 2016 Earnings Conference Call” under “Events & Presentations.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com/investors.

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the intended capital return to shareholders, the planned separation of the Yum! Brands and Yum China businesses, the timing of any such separation, the future earnings and performance as well as capital structure of Yum! Brands, Inc. or any of its businesses, including the Yum! Brands and Yum China businesses on a standalone basis if the separation is completed. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to return capital to shareholders at the times and in the amounts currently anticipated, if at all; whether the separation of the Yum! Brands and Yum China businesses is completed, as expected or at all, and the timing of any such separation; whether the operational and strategic benefits of the separation can be achieved; whether the costs and expenses of the separation can be controlled within expectations, including potential tax costs; as well as other risks. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report or Form 10-K) for additional detail about factors that could affect our financial and other results. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included on our website at www.yum.com/investors.

Yum! Brands, Inc., based in Louisville, Kentucky, has more than 43,000 restaurants in almost 140 countries and territories.  Yum! Brands is ranked #218 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America.  The Company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/3/16	9/5/15	B/(W)	9/3/16	9/5/15	B/(W)

Company sales	$2,841	$2,968	(4)	$7,560	$7,806	(3)
Franchise and license fees and income	475	459	4	1,383	1,348	3
Total revenues	3,316	3,427	(3)	8,943	9,154	(2)

Company restaurant expenses
Food and paper	817	933	12	2,230	2,462	9
Payroll and employee benefits	638	625	(2)	1,727	1,720	—
Occupancy and other operating expenses	816	871	6	2,192	2,292	4
Company restaurant expenses	2,271	2,429	6	6,149	6,474	5

General and administrative expenses	377	328	(15)	1,028	976	(5)
Franchise and license expenses	47	65	27	145	146	1
Closures and impairment (income) expenses	7	3	(99)	47	30	(58)
Refranchising (gain) loss	(25)	2	NM	(85)	60	NM
Other (income) expense	(15)	(3)	NM	(50)	(12)	NM
Total costs and expenses, net	2,662	2,824	6	7,234	7,674	6

Operating Profit	654	603	8	1,709	1,480	15
Interest expense, net	87	32	NM	164	99	(67)
Income before income taxes	567	571	(1)	1,545	1,381	12
Income tax (benefit) provision	(65)	145	NM	183	358	49
Net income - including noncontrolling interests	632	426	48	1,362	1,023	33
Net income (loss) - noncontrolling interests	10	5	(81)	10	5	(81)
Net income - YUM! Brands, Inc.	$622	$421	48	$1,352	$1,018	33

Effective tax rate	(11.6)%	25.3%	36.9 ppts.	11.8%	25.9%	14.1 ppts.

Basic EPS Data
EPS	$1.59	$0.97	64	$3.33	$2.33	43
Average shares outstanding	392	436	10	406	437	7

Diluted EPS Data
EPS	$1.56	$0.95	64	$3.28	$2.29	43
Average shares outstanding	398	444	10	412	445	7

Dividends declared per common share	$—	$—		$0.92	$0.82

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/3/16	9/5/15	B/(W)	9/3/16	9/5/15	B/(W)

Company sales	$1,848	$1,935	(4)	$4,684	$4,778	(2)
Franchise and license fees and income	35	34	2	90	83	8
Total revenues	1,883	1,969	(4)	4,774	4,861	(2)

Company restaurant expenses
Food and paper	514	611	16	1,361	1,518	10
Payroll and employee benefits	376	356	(6)	963	933	(3)
Occupancy and other operating expenses	547	589	7	1,420	1,481	4
Company restaurant expenses	1,437	1,556	8	3,744	3,932	5
General and administrative expenses	102	90	(14)	270	258	(5)
Franchise and license expenses	6	6	(5)	15	15	—
Closures and impairment (income) expenses	5	3	(42)	36	22	(65)
Other (income) expense	(15)	(13)	33	(42)	(27)	61
Total costs and expenses, net	1,535	1,642	7	4,023	4,200	4
Operating Profit	$348	$327	7	$751	$661	14

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	27.8	31.6	3.8 ppts.	29.1	31.8	2.7 ppts.
Payroll and employee benefits	20.4	18.4	(2.0 ppts.)	20.5	19.5	(1.0 ppts.)
Occupancy and other operating expenses	29.6	30.4	0.8 ppts.	30.3	31.0	0.7 ppts.
Restaurant margin	22.2%	19.6%	2.6 ppts.	20.1%	17.7%	2.4 ppts.

Operating margin	18.5%	16.6%	1.9 ppts.	15.7%	13.6%	2.1 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/3/16	9/5/15	B/(W)	9/3/16	9/5/15	B/(W)

Company sales	$521	$526	(1)	$1,469	$1,525	(4)
Franchise and license fees and income	202	195	4	591	584	1
Total revenues	723	721	—	2,060	2,109	(2)

Company restaurant expenses
Food and paper	178	182	2	499	526	5
Payroll and employee benefits	121	124	2	346	354	2
Occupancy and other operating expenses	146	152	4	409	432	5
Company restaurant expenses	445	458	3	1,254	1,312	4
General and administrative expenses	89	96	7	259	275	6
Franchise and license expenses	27	23	(17)	71	61	(16)
Closures and impairment (income) expenses	2	—	NM	7	3	NM
Other (income) expense	—	—	24	—	(1)	(97)
Total costs and expenses, net	563	577	2	1,591	1,650	4
Operating Profit	$160	$144	11	$469	$459	2

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.2	34.5	0.3 ppts.	34.0	34.5	0.5 ppts.
Payroll and employee benefits	23.4	23.6	0.2 ppts.	23.6	23.2	(0.4 ppts.)
Occupancy and other operating expenses	27.9	29.0	1.1 ppts.	27.8	28.4	0.6 ppts.
Restaurant margin	14.5%	12.9%	1.6 ppts.	14.6%	13.9%	0.7 ppts.

Operating margin	22.2%	20.0%	2.2 ppts.	22.8%	21.8%	1.0 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/3/16	9/5/15	B/(W)	9/3/16	9/5/15	B/(W)

Company sales	$106	$141	(25)	$363	$430	(16)
Franchise and license fees and income	124	123	1	378	372	2
Total revenues	230	264	(13)	741	802	(8)

Company restaurant expenses
Food and paper	29	40	25	100	120	16
Payroll and employee benefits	36	44	21	116	133	13
Occupancy and other operating expenses	37	46	19	117	135	13
Company restaurant expenses	102	130	21	333	388	14
General and administrative expenses	57	60	7	163	180	10
Franchise and license expenses	12	10	(15)	32	28	(14)
Closures and impairment (income) expenses	—	(1)	NM	3	2	(51)
Other (income) expense	(2)	—	NM	(2)	(2)	(20)
Total costs and expenses, net	169	199	15	529	596	11
Operating Profit	$61	$65	(6)	$212	$206	3

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.0	28.0	—	27.6	27.8	0.2 ppts.
Payroll and employee benefits	33.2	31.4	(1.8 ppts.)	31.8	31.0	(0.8 ppts.)
Occupancy and other operating expenses	35.7	32.8	(2.9 ppts.)	32.4	31.4	(1.0 ppts.)
Restaurant margin	3.1%	7.8%	(4.7 ppts.)	8.2%	9.8%	(1.6 ppts.)

Operating margin	26.7%	24.7%	2.0 ppts.	28.6%	25.7%	2.9 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/3/16	9/5/15	B/(W)	9/3/16	9/5/15	B/(W)

Company sales	$366	$366	—	$1,044	$1,073	(3)
Franchise and license fees and income	115	107	8	326	309	6
Total revenues	481	473	2	1,370	1,382	(1)

Company restaurant expenses
Food and paper	96	100	5	270	298	9
Payroll and employee benefits	105	101	(4)	302	300	(1)
Occupancy and other operating expenses	86	84	(1)	246	244	(1)
Company restaurant expenses	287	285	—	818	842	3
General and administrative expenses	49	50	4	140	141	1
Franchise and license expenses	3	5	42	12	11	(6)
Closures and impairment (income) expenses	—	1	56	1	3	60
Other (income) expense	(1)	—	NM	(2)	(1)	53
Total costs and expenses, net	338	341	1	969	996	3
Operating Profit	$143	$132	9	$401	$386	4

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	26.1	27.3	1.2 ppts.	25.9	27.8	1.9 ppts.
Payroll and employee benefits	28.6	27.5	(1.1 ppts.)	28.9	27.9	(1.0 ppts.)
Occupancy and other operating expenses	23.6	23.1	(0.5 ppts.)	23.6	22.7	(0.9 ppts.)
Restaurant margin	21.7%	22.1%	(0.4 ppts.)	21.6%	21.6%	—

Operating margin	29.8%	27.8%	2.0 ppts.	29.3%	27.9%	1.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	9/3/16	12/26/15
ASSETS
Current Assets
Cash and cash equivalents	$2,885	$737
Accounts and notes receivable, less allowance: $20 in 2016 and $16 in 2015	440	377
Inventories	255	229
Prepaid expenses and other current assets	287	241
Advertising cooperative assets, restricted	136	103
Total Current Assets	4,003	1,687

Property, plant and equipment, net of accumulated depreciation and amortization of $3,698 in
2016 and $3,643 in 2015	4,010	4,189
Goodwill	635	656
Intangible assets, net	258	271
Investments in unconsolidated affiliates	64	61
Other assets	562	521
Deferred income taxes	900	676
Total Assets	$10,432	$8,061

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other current liabilities	$2,058	$1,985
Income taxes payable	57	77
Short-term borrowings	48	922
Advertising cooperative liabilities	136	103
Total Current Liabilities	2,299	3,087

Long-term debt	9,119	3,041
Other liabilities and deferred credits	844	958
Total Liabilities	12,262	7,086

Redeemable noncontrolling interest	—	6

Shareholders' Equity (Deficit)
Common stock, no par value, 750 shares authorized; 376 shares and 420 shares issued in 2016 and 2015, respectively	—	—
Retained earnings (accumulated deficit)	(1,572)	1,150
Accumulated other comprehensive income (loss)	(324)	(239)
Total Shareholders' Equity (Deficit) - YUM! Brands, Inc.	(1,896)	911
Noncontrolling interests	66	58
Total Shareholders' Equity (Deficit)	(1,830)	969
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity (Deficit)	$10,432	$8,061
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/3/16	9/5/15
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$1,362	$1,023
Depreciation and amortization	489	505
Closures and impairment (income) expenses	47	30
Refranchising (gain) loss	(85)	60
Contributions to defined benefit pension plans	(4)	(83)
Deferred income taxes	(215)	(42)
Equity income from investments in unconsolidated affiliates	(44)	(31)
Distributions of income received from unconsolidated affiliates	18	9
Excess tax benefit from share-based compensation	(66)	(46)
Share-based compensation expense	41	40
Changes in accounts and notes receivable	(31)	(15)
Changes in inventories	(32)	62
Changes in prepaid expenses and other current assets	5	(27)
Changes in accounts payable and other current liabilities	146	201
Changes in income taxes payable	41	111
Changes in restricted cash	(82)	(4)
Other, net	(48)	24
Net Cash Provided by Operating Activities	1,542	1,817

Cash Flows - Investing Activities
Capital spending	(546)	(642)
Proceeds from refranchising of restaurants	165	72
Other, net	35	48
Net Cash Used in Investing Activities	(346)	(522)

Cash Flows - Financing Activities
Proceeds from long-term debt	6,900	—
Repayments of long-term debt	(308)	(10)
Short-term borrowings by original maturity
More than three months - proceeds	1,400	—
More than three months - payments	(2,000)	—
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	(701)	(116)
Repurchase shares of Common Stock	(3,652)	(370)
Excess tax benefit from share-based compensation	66	46
Dividends paid on Common Stock	(559)	(532)
Debt establishment costs	(86)	—
Other, net	(77)	(37)
Net Cash Provided by (Used in) Financing Activities	983	(1,019)
Effect of Exchange Rate on Cash and Cash Equivalents	(31)	7
Net Increase in Cash and Cash Equivalents	2,148	283
Cash and Cash Equivalents - Beginning of Period	737	578
Cash and Cash Equivalents - End of Period	$2,885	$861
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present earnings before Special Items, our effective tax rate before Special Items, and Operating profit on a basis before Special Items and foreign currency translation ("Core Operating Profit"). Included in Special Items are costs associated with the planned spin-off of the China business and YUM recapitalization, costs associated with a voluntary retirement program offered to U.S. employees, costs associated with the KFC U.S. Acceleration Agreement, certain refranchising initiatives, a U.S. tax benefit related to previous impairments of our Little Sheep investment, and the impact of the redemption of the Little Sheep noncontrolling interest. These amounts are described in (c), (d), (e), (f), (g) and (h) in the accompanying notes.

The Company excludes Special Items and foreign currency translation impacts for the purposes of evaluating performance internally. Special Items are not included in any of our externally reported segment results.  Additionally, we believe the elimination of the foreign currency translation impact provides better year-to-year comparability without the distortion of foreign currency fluctuations, which is quantified by translating current year results at prior year average exchange rates. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items, our effective tax rate before Special Items, and Core Operating Profit provide additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended September 3, 2016 and September 5, 2015 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to date
	9/3/16	9/5/15	9/3/16	9/5/15
Detail of Special Items
Costs associated with the planned spin-off of the China business and YUM recapitalization(c)	$(10)	$—	$(29)	$—
Voluntary Retirement Program costs(d)	(20)	—	(20)	—
Costs associated with KFC U.S. Acceleration Agreement(e)	—	(21)	(17)	(31)
Refranchising initiatives(f)	21	(4)	77	(69)
Other Special Items Income (Expense)	(5)	(1)	(11)	1
Special Items Income (Expense) - Operating Profit	(14)	(26)	—	(99)
Tax Benefit (Expense) on Special Items(g)	202	4	193	5
Special Items Income (Expense), net of tax - including noncontrolling interests	188	(22)	193	(94)
Special Items Income (Expense), net of tax - noncontrolling interests(h)	—	—	(8)	—
Special Items Income (Expense), net of tax - Yum! Brands, Inc.	$188	$(22)	$201	$(94)
Average diluted shares outstanding	398	444	412	445
Special Items diluted EPS	$0.47	$(0.05)	$0.49	$(0.21)

Reconciliation of Core Operating Profit to GAAP Operating Profit
Core Operating Profit	$702	$629	$1,787	$1,579
Special Items Income (Expense)	(14)	(26)	—	(99)
Foreign Currency Impact on Reported Operating Profit	(34)	N/A	(78)	N/A
GAAP Operating Profit	$654	$603	$1,709	$1,480

Reconciliation of EPS Before Special Items to GAAP EPS
Diluted EPS Before Special Items	$1.09	$1.00	$2.79	$2.50
Special Items EPS	0.47	(0.05)	0.49	(0.21)
GAAP EPS	$1.56	$0.95	$3.28	$2.29

Reconciliation of Effective Tax Rate Before Special Items to GAAP Effective Tax Rate
Effective Tax Rate Before Special Items	23.5%	24.8%	24.3%	24.6%
Impact on Tax Rate as a result of Special Items	(35.1)%	0.5%	(12.5)%	1.3%
GAAP Effective Tax Rate	(11.6)%	25.3%	11.8%	25.9%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/3/16	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,883	$723	$230	$481	$(1)	$3,316

Company restaurant expenses	1,437	445	102	287	—	2,271
General and administrative expenses	102	89	57	49	80	377
Franchise and license expenses	6	27	12	3	(1)	47
Closures and impairment (income) expenses	5	2	—	—	—	7
Refranchising (gain) loss	—	—	—	—	(25)	(25)
Other (income) expense	(15)	—	(2)	(1)	3	(15)
	1,535	563	169	338	57	2,662
Operating Profit (loss)	$348	$160	$61	$143	$(58)	$654

Quarter Ended 9/5/15	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,969	$721	$264	$473	$—	$3,427

Company restaurant expenses	1,556	458	130	285	—	2,429
General and administrative expenses	90	96	60	50	32	328
Franchise and license expenses	6	23	10	5	21	65
Closures and impairment (income) expenses	3	—	(1)	1	—	3
Refranchising (gain) loss	—	—	—	—	2	2
Other (income) expense	(13)	—	—	—	10	(3)
	1,642	577	199	341	65	2,824
Operating Profit (loss)	$327	$144	$65	$132	$(65)	$603

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/3/16	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$4,774	$2,060	$741	$1,370	$(2)	$8,943

Company restaurant expenses	3,744	1,254	333	818	—	6,149
General and administrative expenses	270	259	163	140	196	1,028
Franchise and license expenses	15	71	32	12	15	145
Closures and impairment (income) expenses	36	7	3	1	—	47
Refranchising (gain) loss	—	—	—	—	(85)	(85)
Other (income) expense	(42)	—	(2)	(2)	(4)	(50)
	4,023	1,591	529	969	122	7,234
Operating Profit (loss)	$751	$469	$212	$401	$(124)	$1,709

Year to Date 9/5/15	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$4,861	$2,109	$802	$1,382	$—	$9,154

Company restaurant expenses	3,932	1,312	388	842	—	6,474
General and administrative expenses	258	275	180	141	122	976
Franchise and license expenses	15	61	28	11	31	146
Closures and impairment (income) expenses	22	3	2	3	—	30
Refranchising (gain) loss	—	—	—	—	60	60
Other (income) expense	(27)	(1)	(2)	(1)	19	(12)
	4,200	1,650	596	996	232	7,674
Operating Profit (loss)	$661	$459	$206	$386	$(232)	$1,480

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended September 3, 2016 are preliminary.

(b)	Other (income) expense for the China Division primarily consists of equity (income) loss from investments in unconsolidated affiliates.

(c)
In connection with our planned separation of the YUM China business into an independent, publicly-traded company and the related recapitalization of YUM, we incurred $10 million and $29 million of costs in the quarter and year to date ended September 3, 2016, respectively, which were recorded in General and administrative ("G&A") expenses.

(d)
During the quarter ended September 3, 2016, YUM offered a voluntary retirement program to certain U.S. employees. This program will provide separation pay and benefits to employees who elected to voluntarily separate from YUM. Based on the employees electing to terminate their employment, we recorded a Special Items charge of $20 million in G&A during the quarter ended September 3, 2016.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement we recognized Special Item charges of $21 million for the quarter ended September 5, 2015. During the years to date ended September 3, 2016 and September 5, 2015, we recognized Special Item charges of $17 million and $31 million, respectively. The majority of these costs were recorded in Franchise and license expense. These charges primarily related to the funding of investments for new back-of-house equipment for franchisees.

(f)
We have historically recorded refranchising gains and losses in the U.S. as Special Items due to the scope of our U.S. refranchising program and the volatility in associated gains and losses. Beginning in 2016, we are also including all international refranchising gains and losses, excluding China, in Special Items. The inclusion in Special Items of these additional international refranchising gains and losses is the result of the anticipated size and volatility of refranchising initiatives outside the U.S. that will take place in connection with our previously announced plans to have 96% franchise ownership by the end of 2017. During the quarters ended September 3, 2016 and September 5, 2015 we recorded net refranchising gains of $21 million and net refranchising losses of $4 million, respectively, that have been reflected as Special Items. During the years to date ended September 3, 2016 and September 5, 2015 we recorded net refranchising gains of $77 million and net refranchising losses of $69 million, respectively, that have been reflected as Special Items.

The third quarter and year to date 2016 net refranchising gains relate primarily to refranchising Pizza Hut and Taco Bell restaurants in the U.S.

In 2010 we refranchised our then remaining Company-operated restaurants in Mexico. To the extent we owned it, we did not sell the real estate related to certain of these restaurants, instead leasing it to the franchisee. During the quarter ended June 13, 2015 we initiated plans to sell this real estate and determined it was held for sale in accordance with GAAP. On September 28, 2015, subsequent to our quarter ended September 5, 2015, we sold the real estate for approximately $58 million. While these proceeds exceeded the book value of the real estate, the sale represented a substantial liquidation of our Mexican operations under U.S. GAAP. Accordingly, we were required to include accumulated translation losses associated with our Mexican business within our carrying value when performing impairment evaluations in the quarters subsequent to determining that the real estate was held for sale. We recorded charges of $12 million and $80 million in the quarter and year to date ended September 5, 2015, respectively, representing the excess of the sum of the book value of the real estate and other related assets and our accumulated translation losses over the then expected sales price. Consistent with the classification of the original market refranchising transaction, these charges were classified as Refranchising Loss within Special Items. We did not record any additional charges as a result of the consummation of the sale.

Additionally, during the quarter and year to date ended September 5, 2015 we recognized Special Items charges of $8 million and $13 million, respectively, within Refranchising (gain) loss associated with the decision to offer to refranchise our Pizza Hut Korea restaurants.

(g)
During the quarter ended September 3, 2016, we recorded a tax benefit of $198 million in Special Items due to our ability to now realize tax benefits associated with previous impairment losses related to Little Sheep that were recognized as Special Items in 2013 and 2014.

(h)
During the quarter ended June 11, 2016, the Little Sheep founding shareholders exercised their redemption rights and sold their remaining 7% Little Sheep ownership interest to YUM. The difference between the purchase price and the carrying value of this redeemable noncontrolling interest was recorded as an $8 million loss attributable to noncontrolling interest, which was reflected as a Special Item consistent with the 2012 Little Sheep acquisition gain and subsequent impairments.